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                                                                    Exhibit 23.2

                  CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS

The Board of Directors
Vivid Holdings, Inc.

   We consent to the incorporation by reference in Amendment No. 1 to the registration statement (No. 333-32542) on Form S-3 of Modem Media . Poppe Tyson, Inc. of our report dated February 4, 2000, with respect to the consolidated balance sheet of Vivid Holdings, Inc. as of December 31, 1999 and the consolidated balance sheet of Vivid Publishing, Inc. (predecessor) as of December 31, 1998, and the related consolidated statements of operations, cash flows and stockholders' equity for the six-month period ended December 31, 1999, the six-month period ended June 30, 1999 (predecessor) and the year ended December 31, 1998 (predecessor), which report appears in the Current Report on Form 8-K/A of Modem Media . Poppe Tyson, Inc. dated March 15, 2000, and to the reference to us under the heading "Experts" in the prospectus.

/s/ KPMG LLP

San Francisco, California

March 22, 2000